                        INDEPENDENT AUDITORS' CONSENT

                  We consent to the inclusion in this registration statement on Form S-4 of our report, which contains an explanatory paragraph relating to Ensec International, Inc.'s ability to continue as a going concern, dated March 11, 1999 on our audit of the consolidated financial statements of Ensec International, Inc. as of December 31, 1998 and for the year then ended. We also consent to the reference to our firm under the caption "Experts."

                                                 /s/ Rothstein, Kass & Co., P.C.
                                                 -------------------------------
                                                 Rothstein, Kass & Co., P.C.
                                                 Rosedale, New Jersey
                                                 June 23, 1999